SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 16, 2025
INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan	49525
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number,
including area code:
(616) 527-5820
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	IBCP	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Independent Bank Corporation (the "Corporation"), the holding company of Independent Bank, a Michigan-based community bank, announced today the appointment of Michael G. Wooldridge to the Boards of the Corporation and the Bank effective December 16, 2025. Mr. Wooldridge will be compensated for his service on the Board of Directors consistent with our other non-employee Directors, as described in the proxy statement filed by the Corporation with the SEC on March 7, 2025.
Mr. Wooldridge was formerly a partner with the Varnum law firm where he concentrated on corporate governance, securities, and mergers & acquisitions, representing publicly traded clients on governance and securities compliance and advising on venture capital transactions. He has led numerous public equity and debt offerings for financial services and manufacturing companies and regularly counsels officers and directors on executive compensation, corporate structure, and governance matters. He received his J.D. from Cornell University Law School and a B.A. from Alma College.
Item 9.01.    Financial Statements and Exhibits
Exhibits.

99.1	Press release dated December 19, 2025, announcing the appointment of Michael G. Wooldridge.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	December 19, 2025	By	s/Gavin A. Mohr
Gavin A. Mohr, Principal Financial Officer
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